Exhibit 10.17

AMENDMENT NO. 1

TO

MASTER COLLABORATION AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER COLLABORATION AGREEMENT (this “Amendment No. 1”) is made as of July 17, 2020 (“Amendment No. 1 Signing Date”) by and between CENTURY THERAPEUTICS, LLC, having a principal place of business at 3675 Market St., Philadelphia, PA 19104 USA (“Century”) and FUJIFILM Cellular Dynamics, Inc., having a principal place of business at 525 Science Drive, Madison WI 53711, USA (“FCDI”). Century and FCDI are each referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, Century and FCDI are parties to a certain Master Collaboration Agreement having a Signing Date of October 21, 2019 (the or this “Agreement”);

WHEREAS, FCDI has certain Reprogrammed iPS Cells that Century desires be made available to Eurofins Lancaster Laboratories, Inc. (“Century’s CRO”), which is a party to a certain Quality Agreement with Century having an Effective Date of May 21, 2019, as hereafter may be amended (the “Quality Agreement”), for Century’s CRO’s use in certain training as described below in this Amendment No. 1;

WHEREAS, FCDI is willing to transfer such Reprogrammed iPS Cells to Century for such purpose subject to and upon the terms and conditions set forth in this Amendment No. 1; and

WHEREAS, Century and FCDI desire to amend the Agreement as set forth therein.

THEREFORE, the Parties agree as follows:

Article 1.     AMENDMENTS

1.1	Amendment of Article 1. Article 1 of the Agreement hereby is amended by inserting at the end of such article the following:

““FCDI Training Samples” means samples of one or more Reprogrammed iPS cell lines provided by FCDI to Century as contemplated in Section 6.4, including any progeny (i.e., an unmodified descendant) propagated therefrom by Century or Century’s CRO.”

1.2	Amendment of Agreement including Article 6. Article 6 of the Agreement hereby is amended by inserting at the end of such article the following:

“6.4	FCDI Training Samples. FCDI shall transfer FCDI Training Samples in the quantities set forth in Exhibit E attached hereto (the “Training Samples Work Plan”) to Century subject to and upon the terms and conditions set forth in the Training Samples Work Plan and in this Section 6.4. Century hereby acknowledges that the FCDI Training Samples are transferred to Century “AS IS” and, accordingly, for purposes of Section 3.5 of the Agreement, without any of the representations and warranties set forth in Article 3 being applicable with respect thereto. FCDI shall remain the sole and exclusive owner of all right, title and interest in and to any and all FCDI Training Samples and all Reprogrammed iPS Cell Derivative Materials therefrom. Century has a limited right to transfer the FCDI Training Samples to Century’s CRO for its use solely in the performance of the Training Samples Work Plan, subject to and upon the terms and conditions set forth in this Section 6.4 and in the Training Samples Work Plan. Century shall cause Century’s CRO to, and Century’s CRO shall, (i) use the FCDI Training Samples solely in the performance of the Training Samples Work Plan and, accordingly, without limitation to the foregoing clause (i) but by way of further explication, (ii) be subject to the restrictions, and have the obligations of Century, set forth in the third and fourth sentences of Section 6.2(c) of this Agreement with respect to the FCDI Training Samples but (A) with all references therein to “Deliverables” instead being to “all FCDI Training Samples and all Reprogrammed iPS Cell Derivative Materials therefrom” and (B) with the parenthetical in clause (I) of such third sentence replaced with “(except for the propagation of FCDI Training Samples as expressly permitted in the Training Samples Work Plan)”. Century shall have the same responsibility for the acts and omissions of Century’s CRO with respect to this Section 6.4, the FCDI Training Materials, and the Training Samples Work Plan as if those acts and omissions were directly those of Century (being subject to all provisions in this Section 6.4 and the Training Samples Work Plan applicable to Century’s CRO). Subject to the foregoing, FCDI hereby consents to (i) as contemplated in clause (III) of the third sentence of Section 6.2(c), the transfer by Century of FCDI Training Samples to Century’s CRO and (ii) if applicable as contemplated in clause (IV) of the third sentence of Section 6.2(c), to the use by Century’s CRO of the FCDI Training Materials to perform, as services for Century, the activities expressly permitted in the Training Samples Work Plan.”

1.3	Amendment of Agreement. The Agreement is hereby amended by making the Training Samples Work Plan a part thereof.

Article 2.     MISCELLANEOUS

2.1	Capitalized Terms. Capitalized terms used, but not otherwise defined herein, shall have the meanings assigned to them in the Agreement.

2.2	No Other Amendments. Except as expressly set forth in this Amendment No. 1, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

2.3	Additional Understanding. Century and FCDI further agree as set forth in the Addendum attached hereto subject to WARF’s agreement thereto. Century and FCDI shall execute and deliver such Addendum simultaneously with the execution and delivery hereof, and FCDI shall submit such partially executed Addendum to WARF for the purpose of obtaining its agreement thereto.

2.4	Counterparts and Signatures. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Signatures to this Amendment No. 1 transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first set forth above.

CENTURY THERAPEUTICS, LLC		FUJIFILM CELLULAR DYNAMICS, INC.

By:	/s/ Janelle Anderson	By:	/s/ Nicholas Manusos
Name:	Janelle Anderson, PhD	Name:	Nicholas Manusos
Title:	Chief Strategy Officer	Title:	COO

Confidential

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EXHIBIT E

TRAINING SAMPLES WORK PLAN

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Confidential

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